UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2020

SYNALLOY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4510 Cox Road, Suite 201, Richmond, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 822-3260

Inapplicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2020, Synalloy Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of March 31, 2020, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”).

The Amendment terminated the Rights Agreement by accelerating the expiration time of the Company’s common stock purchase rights (each, a “Right” and collectively, the “Rights”) to 11:59 P.M., New York City time, on June 28, 2020. At the time of the termination of the Rights Agreement, all of the Rights, which were distributed to holders of the Company’s common stock, par value $1.00, pursuant to the Rights Agreement, expired.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Amendment No. 1 to the Rights Agreement, dated as of June 27, 2020, between Synalloy Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

Date: June 29, 2020	By:	/S/ DENNIS M. LOUGHRAN
	Name:	Dennis M. Loughran
	Title:	Chief Financial Officer

EXHIBIT INDEX

4.1	Amendment No. 1 to the Rights Agreement, dated as of June 27, 2020, between Synalloy Corporation and American Stock Transfer & Trust Company, as Rights Agent